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                                                                       Exhibit 1

                             Joint Filing Agreement

      The undersigned agree that the foregoing Statement on Schedule 13D, dated May 17, 2004, is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k).

      Dated: May 17, 2004

                                          /s/ Thomas W. Smith
                                     -----------------------------------
                                              Thomas W. Smith


                                          /s/ Thomas N. Tryforos
                                     -----------------------------------
                                              Thomas N. Tryforos


                                          /s/ Scott J. Vassalluzzo
                                     -----------------------------------
                                              Scott J. Vassalluzzo


                                          /s/ Daniel J. Englander
                                     -----------------------------------
                                              Daniel J. Englander